                                                                    EXHIBIT 10.1


                             AMENDED AND RESTATED
                              ADVISORY AGREEMENT
                              ------------------


          This Agreement dated as of July 8, 1996 by and among American Pad & Paper Company of Delaware, Inc., a Delaware corporation (the "Company"), and Bain Capital, Inc., a Delaware corporation ("Bain"). Bain is referred to herein as "Advisor".

          WHEREAS, the parties hereto are parties to an Advisory Agreement dated as of October 31, 1995 (the "Original Agreement") and desire to amend and restate the Original Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree to amend and restate the Original Agreement as follows:

          1.  Term.  This Agreement shall be in effect for an initial term of
              ----
four years commencing on the date hereof (the "Initial Term"), and on each anniversary of the date of this Agreement (an "Anniversary Date") during the Initial Term where Bain or its Affiliates own at least 5% of the outstanding common stock of American Pad & Paper Company("APP") on such Anniversary Date, the term of this Agreement will be extended to four years from such Anniversary Date(it being understood that the maximum term of this Agreement will be eight years). "Affiliate" means any person directly or indirectly controlled by, or
         ---------
under common control with such person, and which shall include for purposes of this Agreement, any limited partners of Tyler Capital Fund, L.P., Tyler Massachusetts, L.P. and Tyler International, L.P.-II, Frederick H. Potts and Karl E. Lutz.

          2.  Services.  Advisor shall perform or cause to be performed such
              --------
services for the Company and its subsidiaries as directed by the Company's board of directors, which may include, without limitation, the following:

          (a) general executive and management services;

          (b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company or its subsidiaries;

          (c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

          (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

          (e) marketing functions, including monitoring of marketing plans and strategies;

          (f) human resource functions, including searching and hiring of executives; and

          (g) other services for the Company and its subsidiaries upon which the Company's board of directors and the Advisor agree.

          3.  Advisory Fee.  Payment for services rendered by the Advisor
              ------------
incurred in connection with the performance of services pursuant to this Agreement shall be $2 million per year plus reasonable out-of-pocket expenses of Advisor, payable by the Company on a quarterly basis in arrears commencing June 30, 1996.

          4.  Transaction Fees.  (a) The Company hereby agrees to pay to the
              ----------------
Advisor on the closing date of the public offering of the common stock of APP a fee for services rendered in connection with such issuance payable by wire transfer in an amount of $2 million to Advisor plus reasonable out-of-pocket expenses of Advisor.

          (b) In addition, during the term of this Agreement, Advisor shall receive from the Company a transaction fee in connection with the consummation of each acquisition, divestiture or financing by APP or its subsidiaries in an amount equal to 1% of the aggregate value of such transaction.

          5.  Personnel.  Advisor shall provide and devote to the performance
              ---------
of this Agreement such partners, employees and agents of Advisor as Advisor shall deem appropriate to the furnishing of the services required.

          6.  Liability.  Neither Advisor nor any of its affiliates, partners,
              ---------
employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of the Advisor, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

          7.  Indemnity.  The Company and its subsidiaries shall defend,
              ---------
indemnify and hold harmless Advisor, its affiliates, partners, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a "Claim") by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement or services provided in connection with the Agreement (including attorneys' fees) (collectively, "Claims") resulting from any act or omission of Advisor, its affiliates, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Advisor, its affiliates, partners, employees or agents. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and Advisor, its officers, directors, affiliates, partners, employees or agents or in which Advisor, its affiliates, partners, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the consummation of the Agreement or the performance hereof or thereof by Advisor, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Advisor, its affiliates, partners, employees or agents, then Advisor shall reimburse the Company and its subsidiaries for the costs of defense and other costs incurred by the Company and its subsidiaries.

          8.  Notices.  All notices hereunder shall be in writing and shall be
              -------
delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

          To the Company:

          American Pad & Paper Company of Delaware, Inc.
          17304 Preston Road
          Dallas, Texas 75252
          Attention: Charles G. Hanson, III
                     Russell M. Gard

          To Bain:

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts  02116
          Attention:  Marc Wolpow
                      Jonathan Lavine

          9.  Assignment.  Neither party may assign any obligations hereunder to
              ----------
any other party without the prior written consent of the other party; such consent shall not be unreasonably withheld; provided, however, that Advisor may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Company. The assignor shall remain liable for the performance of any assignee.

          10. Successors.  This Agreement and all the obligations and benefits
              ----------
hereunder shall inure to the successors and assigns of the parties.

          11. Counterparts.  This Agreement may be executed and delivered by
              ------------
each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

          12. Entire Agreement; Modification; Governing Law. The terms and
              ---------------------------------------------
conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.


                              *     *     *     *

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              AMERICAN PAD & PAPER COMPANY OF
                              DELAWARE, INC.


                              By:/s/ Gregory M. Benson
                                 ----------------------------

                              Its: Chief Financial Officer
                                  ---------------------------


                              BAIN CAPITAL, INC.


                              By: /s/ Robert Gay
                                 -----------------------------
                              Its: Managing Director
                                  ---------------------------